Exhibit 99.3


                                ESCROW AGREEMENT


         This ESCROW AGREEMENT is made and entered into this ____ day of ________, 2003, by and among Eagle Bancorp, Inc., a Maryland corporation (the "Company"), Virginia Commerce Bank, as escrow agent hereunder (the "Escrow Agent"), and Friedman, Billings Ramsey & Co., Inc. ("FBR").

         BACKGROUND. Pursuant to a prospectus forming a part of a Registration Statement on Form S-2 filed by the Company with the Securities and Exchange Commission (the "Prospectus") the Company is offering for sale, through the efforts of certain of its directors and officers, with the limited assistance of FBR, a registered broker-dealer, in order to comply with the securities laws of the jurisdictions in which the shares will be offered, shares of its common stock, $.01 par value per share, of the Company (the "Common Stock"), for an aggregate offering price of approximately $10 million, subject to an oversubscription allotment of an additional $2 million (the "Offering"). Those persons who desire to purchase shares are required to execute and deliver an Order Form and are required to pay the full purchase price of the shares subscribed for at the time of subscription, by cash, check, bank draft or money order, or wire transfer. The Prospectus provides that all subscriptions should be delivered to FBR, the subscription agent for the Offering and that all checks or other orders are to be made payable to the Eagle Bancorp, Inc. Escrow Account and delivered to the Escrow Agent as escrow agent for the Company.

         Pending closing upon the sale of shares or termination of the Offering, all monies received from subscribers on account of the purchase of shares are to be deposited in an escrow account with the Escrow Agent. The parties hereto wish to set forth herein the terms and conditions governing the escrow account and the funds being delivered to and held by the Escrow Agent.

         NOW THEREFORE, in consideration of the mutual promises herein contained, each intending to be legally bound hereby, the parties hereto agree as follows:

         1. ESCROW AGENT. The Company hereby designates and appoints Virginia Commerce Bank, Arlington, Virginia, as Escrow Agent to serve in accordance with the terms and conditions of this Escrow Agreement and the Escrow Agent agrees to act as such Escrow Agent in accordance with the terms and conditions of this Escrow Agreement.

         2. CREATION OF ESCROW. At any time and from time to time after the date hereof until completion of the Offering and Closing thereunder, the Company shall deliver, or cause to be delivered by FBR, to the Escrow Agent funds representing the purchase price of shares subscribed for by subscribers. The Escrow Agent shall accept and hold in escrow all such funds received by it from the Company or FBR for deposit in escrow hereunder (the "Escrowed Funds") for the benefit of the parties having an interest therein in accordance with Rule 15c2-4, until released as set forth herein. All checks or other instruments representing the purchase price of shares shall be made payable to the Escrow Agent in its capacity as such, and shall be delivered by FBR to the Escrow Agent no later than noon of the next business day after receipt.

         3. INVESTMENT OF ESCROWED FUNDS. Pending release from Escrow, the Escrowed Funds shall, not later then the first business day following receipt, be invested by the Escrow Agent in interest bearing assets which constitute permissible investments under SEC Rule 15c2-4. All interest accrued on the Escrowed Funds or interest earned on the Escrowed Funds shall be retained by the Escrow Agent until released in accordance with the provisions of this Escrow Agreement. It is acknowledged and agreed that the Escrowed Funds, including any interest or earnings thereon, are not assets of the Escrow Agent, but constitute funds placed with the Escrow Agent for deposit, safekeeping and investment pending disbursement in accordance with provisions of this Escrow Agreement.

         4. INFORMATION. From time to time upon the request of the Company, the Escrow Agent shall furnish to the Company a statement of the amount of Escrowed Funds held by the Escrow Agent, the approximate amount of any accrued interest thereon, and such other information as the Company may reasonably request. The


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Escrow Agent shall immediately notify the Company if any check representing
Escrowed Funds or other purported transfer of Escrowed Funds fails to result in the delivery of funds to the Escrow Agent.

         5. RELEASE OF ESCROWED FUNDS.

                  (a) Release of Escrowed Funds to the Company. (i) Immediately upon the receipt of the certificate of the Company as described below, the Escrow Agent shall release and deliver to the Company such portion of the Escrowed Funds as represents payment of the purchase price of shares in respect of which the Company has accepted subscriptions. Except as provided in Section 5(b) hereof, the Escrow Agent shall not release any portion of the Escrowed Funds to the Company until it has received: (1) a certification of any two of Leonard L. Abel, Ronald D. Paul and Wilmer L. Tinley, Chairman, President and Chief Financial Officer, respectively, of the Company, or the then serving Chairman, President and Chief Financial Officer, to the effect that (i) the Company has received acceptable subscriptions (including payment in full of the purchase price) with respect to at least the number of shares of Common Stock with respect to which funds are sought to be released; and (ii) the Company has accepted subscriptions with respect to such number of shares of Common Stock. Such certification shall indicate the exact number of shares of Common Stock with respect to which subscriptions have been accepted. Notwithstanding anything to the contrary contained herein, the delivery of the foregoing certification shall be in the sole discretion of Messrs. Abel, Paul and/or Tinley and nothing contained herein shall constitute any obligation, express or implied, of Messrs. Abel, Paul and/or Tinley to deliver such certification, or to deliver it at any specified time; and (2) the certification of an appropriate officer of FBR to the effect that the Company has received subscriptions (including payment in full of the purchase price) with respect to not less than the number of shares of Common Stock for which the release of funds is sought.

         (ii) In the event that the Offering shall continue with respect to additional shares following the release of funds described in (a)(i) above, then the Escrow Agent shall, immediately upon the receipt from time to time of one or more certificates of: (1) any two of Messrs. Abel, Paul and/or Tinley, or the then serving Chairman, President and Chief Financial Officer of the Company, stating that the Company has received acceptable subscriptions (including payment in full of the purchase price) with respect to a specified number of additional shares, and has accepted subscriptions with respect to such number of additional shares; and (2) the appropriate officers of FBR to the effect that the Company has received subscriptions (including payment in full of the purchase price) with respect to at least that number of additional shares, release and deliver to the Company such portion of the Escrowed Funds as represents payment of the purchase price of such number of additional shares in respect of which the Company has accepted subscriptions.

                  (b) Release of Escrowed Funds to Subscribers. Immediately after receiving a certification of any two of Messrs. Abel, Paul and/or Tinley or the then serving Chairman, President and Chief Financial Officer, to the effect that the Company has either (i) terminated the Offering in whole or in part; or (ii) rejected, revoked or cancelled in whole or in part any subscription payment in respect of all or a portion of which has been received by the Escrow Agent, then the Escrow Agent shall return to the subscriber whose subscription shall have been rejected, revoked or cancelled, in whole or in part, as a result of termination of the Offering or otherwise, Escrowed Funds representing such subscriber's payments, or all subscribers' payments in the event of termination of the Offering as a whole, and shall release to the Company, all interest or other earnings accrued on such portion of the Escrowed Funds. It is expressly agreed that, in the event any release of escrowed funds to subscribers is required for any reason, the Company will provide, as part of its certification, complete information to enable such action to be completed in a prompt and timely manner.

                  (C) Release of Earnings. On the first day of each month during which there shall be any Escrowed Funds in escrow hereunder, or at such other time or times as the Company may in writing direct, the Escrow Agent shall release that portion of the Escrowed Funds which represent interest or other earnings on any portion of the Escrowed Funds, to the Company. Such release shall be effected by the deposit of such interest or other earnings to the Company's transaction account maintained at EagleBank, Bethesda, Maryland, or to such other account as the Company may from time to time direct.

         6. LIMITATION OF LIABILITY. It is agreed that the duties of the Escrow Agent are limited to those herein specifically provided and are ministerial in nature. It is further agreed that the Escrow Agent shall incur no liability whatever except by reason of its willful misconduct, gross negligence or bad faith. The Escrow Agent shall be under no obligation in respect to amounts held


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in escrow hereunder other than faithfully to follow the instructions herein contained or delivered to the Escrow Agent in accordance with this Escrow Agreement. It shall not be required to institute legal proceedings of any kind. It shall have no responsibility for computations to be made in accordance herewith or for the genuineness or validity of any document or other item deposited with it, and it shall be fully protected in acting in accordance with the Escrow Agreement upon any written instructions given to it and reasonably believed by it to have been duly executed by the Company in accordance herewith. The Company shall indemnify and hold the Escrow Agent harmless against any claims, demands, damages or losses with respect to any thing done by the Escrow Agent in good faith in any and all matters covered by this Agreement in accordance with the instructions or provisions set forth herein, except such as may arise through or be caused by the willful misconduct or gross negligence of the Escrow Agent.

         7. COMPENSATION. The Company shall pay all reasonable and customary compensation, expenses and other charges of the Escrow Agent relating to its services hereunder for so long as the Escrow Agent holds any amount in Escrow hereunder. The Escrow Agent and the Company agree that such compensation shall be as described in Schedule A hereto.

         8. RESIGNATION. The Escrow Agent, or any successor to it hereafter appointed, may at any time resign by giving thirty (30) day advance notice in writing to the Company and, upon the appointment of a successor Escrow Agent as hereinafter provided, shall be discharged from any further duties hereunder. In the event of such resignation, a successor Escrow Agent, which shall be a Company or trust company organized under the laws of the United States of America, shall be appointed by the Company. Any such successor Escrow Agent shall deliver to the Company a written instrument accepting such appointment hereunder, and thereupon it shall succeed to all of the unaccrued rights and duties of the Escrow Agent hereunder and shall be entitled to receive all of the then remaining amounts held in escrow hereunder.

         9. TERMINATION. This Escrow Agreement shall terminate upon the earlier of: (i) the receipt by the Escrow Agent of a written notice of termination signed by the Company accompanied by sufficient certifications or other documentation to verify that all subscriptions to which the Escrowed Funds relate shall have been accepted and certificates representing such shares issued or rejected in whole; or (ii) the distribution of all of the Escrowed Funds, including all undistributed interest or earnings in accordance with this Escrow Agreement following termination or completion of the Offering. Upon termination pursuant to clause (i) above, the Escrow Agent shall deliver any Escrowed Funds remaining after return to subscribers of Escrowed Funds representing rejected subscriptions as instructed in such notice of termination.

         10. NOTICES. Except as otherwise provided in this Agreement, any notice or other communication hereunder shall be in writing and shall be deemed delivered upon personal delivery or upon receipt if sent by facsimile transmission, express delivery service or mailed by registered or certified first class mail, postage prepaid, and addressed as follows:

To the Company:        To the Escrow Agent:     To FBR:

Ronald D. Paul         Randy Anderson           William L. Boyan
Eagle Bancorp, Inc.    Virginia Commerce Bank   Friedman, Billings, Ramsey &
7815 Woodmont Avenue   5350 Lee Highway           Co., Inc.
Bethesda, MD  20814    Arlington, VA  22207     1001 Nineteenth Street, North
                                                Arlington, VA  22209

or to such other addresses or persons as the parties, from time to time, may furnish one another by notice given in accordance with this section.

         11.      MISCELLANEOUS.

                  (a) Assignment. This Escrow Agreement and the rights of the parties hereunder may not be assigned by the Escrow Agent without the consent of the Company, which consent may be withheld in the absolute discretion of the Company, and any attempted assignment in violation of this Section 11(a) shall be void. This Escrow Agreement and all action taken hereunder in accordance with


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its terms shall be binding upon and inure to the benefit of each of the parties hereto and its respective successors, permitted assigns, heirs, and legal representatives.

                  (b) Amendment. This Escrow Agreement may be amended upon written notice to the Escrow Agent at any time by the Company but the duties, responsibilities or compensation of the Escrow Agent may not be modified without its consent.

                  (c) Waiver. Waiver of any term or condition of this Escrow Agreement by any party shall not be construed as a waiver of a subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Escrow Agreement.

                  (d) Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without reference to the conflicts or choice of law principles thereof.

                  (e) Integration. This Escrow Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any prior agreement with respect to the subject matter hereof, and there are no other agreements, covenants, representations or warranties except as set forth herein.

                  (f) Authority. Each party executing this Escrow Agreement warrants its authority to execute this Escrow Agreement.

                  (g) Counterparts. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be signed the day and year first above written.

ATTEST:                                   EAGLE BANCORP, INC>

                                          By
------------------------                     -----------------------------------
Name:                                        Name: Ronald D. Paul
Title:                                       Title:  President


ATTEST:                                   VIRGINIA COMMERCE BANK

                                          By
------------------------                     -----------------------------------
Name:                                        Name: R.B. Anderson, Jr.
Title:                                       Title: Executive Vice President


ATTEST:                                   FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                                          By
------------------------                     -----------------------------------
Name:                                        Name:
Title:                                       Title:


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                           [Eagle Bancorp letterhead]


                               ____________, 2003


R.B. Anderson, Jr.
Virginia Commerce Bank
5350 Lee Highway
Arlington, Virginia  22207

         RE: Eagle Bancorp, Inc. Escrow Agreement - Release of funds

Dear Mr. Anderson:

         On behalf of Eagle Bancorp, Inc. (the "Company") and in connection with the escrow agreement dated as of __________, 2003 (the "Agreement") among the Company, Friedman, Billings, Ramsey & Co, Inc. and you as escrow agent for subscriber funds received in respect of the Company's offering of shares of its common stock, $.01 par value per share, pursuant to its Prospectus dated ________, 2003, we hereby request the release and delivery to the Company of $___________ of the Escrowed Funds held under the Agreement, representing the subscription price of ________ shares of common stock in the offering, together with all undistributed interest and earnings on the Escrowed Funds.

         In accordance with Section 5 of the Agreement, we hereby certify as follows:

         1. The undersigned are, respectively, the duly appointed and currently serving ________ and ___________ of the Company.

         2. The Company has received acceptable subscriptions, including payment in full of the purchase price, with respect to ________________ shares of common stock.

         3. The Company has accepted subscriptions with respect to _____________ shares of common stock in the offering, having an aggregate subscription price of $___________.

                  INSERT NEXT PARAGRAPH IF ANY OF ESCROWED FUNDS ARE BEING RETURNED.

         [4. The Company has rejected, revoked or cancelled, in whole or in part, subscriptions for _______ shares of common stock. The names and addresses of the subscribers the subscriptions of which have been rejected, revoked or cancelled, in whole or in part, and the number of shares relating to such subscription, and the amount to be returned, are set forth on the attached schedule.]

         Please deposit the released funds to the Company's account as follows:
[INSERT WIRE/PAYMENT INFORMATION]

         On behalf of the Company we also advise you that the offering [INSERT AS APPROPRIATE] [has been terminated as of ________, 200__ /OR/ is continuing until /OR/ has been extended until ____, 200___].

         Thank you for your assistance in this matter, please contact ____________ at ________ with any questions or with respect to any discrepancy in the amounts reflected by this letter and the amount of Escrowed Funds.


                                                 Very truly yours,


                                                 -------------------------------
                                                 Name:
                                                 Title:


                                                 -------------------------------
                                                 Name:
                                                 Title:

                                [FBR letterhead]


                                ___________, 2003


R.B. Anderson, Jr.
Virginia Commerce Bank
5350 Lee Highway
Arlington, Virginia  22207

         RE: Eagle Bancorp, Inc. Escrow Agreement - Release of funds

Dear Mr. Anderson:

         In connection with the escrow agreement dated as of __________, 2003 (the "Agreement") among Eagle Bancorp, Inc. (the "Company"), Friedman, Billings, Ramsey & Co, Inc. ("FBR") and you as escrow agent for subscriber funds received in respect of the Company's offering of shares of its common stock pursuant to its Prospectus dated __________, 2003, and the Company's request for the release and delivery to the Company of $___________ of the Escrowed Funds held under the Agreement, representing the subscription price of ______ shares of common stock in the offering, we hereby certify as follows:

         1. The undersigned is the duly appointed and currently serving _________[TITLE] of FBR.

         2. The Company has received subscriptions, including payment in full of the purchase price, with respect to ________________ shares of common stock.

         Please contact ____________ at 703._______ with any questions or with respect to this matter.


                                          Very truly yours,

                                          FRIEDMAN, BILLINGS, RAMSEY & CO., INC.


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title: